Exhibit 10.16

AMENDMENT AND RESTATEMENT OF

SHAREHOLDER AGREEMENT

     THIS AMENDMENT AND RESTATEMENT OF SHAREHOLDER AGREEMENT (this “Amendment and Restatement”) is entered into as of the 22nd day of December, 2004 by and among IRWIN HOME EQUITY CORPORATION (the “Corporation”), IRWIN FINANCIAL CORPORATION (“Irwin Financial”) and ELENA DELGADO (“Delgado”) for the purpose of amending and restating that certain Shareholder Agreement among the parties hereto dated as of October 8, 1996, as amended (the “Shareholder Agreement”).

     WHEREAS, the parties entered into the Shareholder Agreement under circumstances and for reasons set forth more particularly in the Recitals contained in the original Shareholder Agreement.

     WHEREAS, the parties desire to amend and restate the Shareholder Agreement in its entirety for the purpose of, among other things, restoring certain provisions that had been deleted from the original Shareholder Agreement through subsequent amendments thereto and clarifying certain terms and conditions governing the valuation of Delgado’s common equity interest in the Corporation upon a disposition of such interest.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. The Shareholder Agreement shall be, and hereby is, amended and restated in its entirety to be in the form attached hereto as Exhibit A. For purposes of reference and illustration and not by way of limitation, the revisions to the Shareholder Agreement to be given effect by this Amendment and Restatement are reflected in the redlined and highlighted document attached hereto as Exhibit B (it being understood that the Amended and Restated Shareholder Agreement attached hereto as Exhibit A shall be the controlling document evidencing the definitive agreement of the parties related to Delgado’s common equity interest in the Corporation).

     Section 2. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements and documents, including, but not limited to, the Amended and Restated Shareholder Agreement attached hereto as Exhibit A, as are necessary to carry out the intent and the provisions of this Amendment and Restatement.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Restatement as of the day and year first above written.

IRWIN HOME EQUITY CORPORATION

By:	/s/ Thomas D. Washburn
Printed:	Thomas D. Washburn
Title:	Chairman

DELGADO:

/s/ Elena Delgado
Elena Delgado

IRWIN FINANCIAL CORPORATION

By:	/s/ Matthew F. Souza
Printed:	Matthew F. Souza
Title:	Senior Vice President/Secretary

Exhibit A

IRWIN HOME EQUITY CORPORATION
AMENDED AND RESTATED
SHAREHOLDER AGREEMENT

     THIS AMENDED AND RESTATED SHAREHOLDER AGREEMENT (this “Agreement”) is entered into as of the 22nd day of December, 2004, by and among IRWIN HOME EQUITY CORPORATION (the “Corporation”), IRWIN FINANCIAL CORPORATION (“Irwin Financial”) and ELENA DELGADO (“Delgado”) for the purpose of amending and restating that certain Shareholder Agreement dated as of October 8, 1996, as amended, among the parties hereto.

RECITALS

     A. The Corporation was incorporated under the laws of the State of Indiana on September 1, 1994. Copies of the Corporation’s Amended and Restated Articles of Incorporation, Bylaws and organizational resolutions have been delivered to Delgado prior to the date hereof.

     B. The authorized capital stock of the Corporation consists of 10,000,000 shares of common stock, without par value (“Common Stock”), and 300,000 shares of Cumulative Preferred Stock, (“Preferred Stock”) (shares of Common Stock and Preferred Stock collectively referred to as “Shares”). References herein to a “Delgado Share” (or “Delgado Shares,” as the context requires) means any share(s) of Common Stock beneficially owned by Delgado from time to time that are subject to this Agreement.

     C. Delgado is an initial director of the Corporation, its President and Chief Executive Officer and a key employee.

     D. The Board of Directors of the Corporation has adopted resolutions authorizing the issuance of five (5) shares of Common Stock to Delgado, subject to the execution of this Agreement by Delgado, and pursuant to its terms and conditions.

     E. The parties desire to set forth their agreement regarding certain terms and conditions relating to the issuance of Common Stock to Delgado, the vesting of those Shares, the transfer of Shares and certain restrictions thereon, certain put rights of Delgado upon a Change in Control (as defined below), certain call rights of the Corporation, and certain other matters relating to Delgado’s equity ownership in the Corporation.

     F. Irwin Financial, a diversified financial services company, organizes and conducts its various operations through a line of business organizational structure, within which its separate businesses fund their operations through Irwin Financial’s wholly-owned subsidiary,

Irwin Union Bank and Trust Company, a state-chartered commercial bank organized under the laws of the State of Indiana (“IUBT”).

     G. The Corporation is a subsidiary of IUBT.

     H. Irwin Financial’s consolidated home equity line of business segment is comprised of: (i) the portion of IUBT’s “wholesale bank” division within which IUBT’s national home equity lending operations are funded and certain related assets are held, (ii) the Corporation, (iii) Irwin Residual Holdings Corporation, an Indiana corporation (“Residual Holdings”), and (iv) Irwin Residual Holdings Corporation II, an Indiana corporation (“Residual Holdings II”) (collectively, the “Home Equity Business Segment”).

     I. The parties have also entered into a shareholder’s agreement relating to certain federal and state income tax issues arising with respect to certain of Delgado’s rights hereunder (the “Related Agreement”).

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Issuance of Shares to Delgado; Vesting; Restrictions on Transfer

     Section 1.01. Issuance of Shares. Subject to the terms and conditions of this Agreement, the Corporation agrees to issue to Delgado five (5) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     Section 1.02. Vesting.

     (a) Vesting Schedule. The shares of Common Stock issued to Delgado shall become vested in accordance with the following schedule:

Date	Number of Delgado Shares Vested

March 9, 1994	1.67
March 9, 1995	1.67
March 9, 1996	1.66

The parties hereto agree that this Agreement confirms the arrangement contemplated by Delgado and the Corporation as of the date of Delgado’s first employment with the Corporation on September 14, 1994.

     (b) Effect of Termination of Delgado’s Employment.

          (i) In the event Delgado’s employment with the Corporation is terminated by the Corporation for Serious Cause (as defined below) all Delgado Shares (as defined in Section 1.04 hereof), whether or not vested, shall be forfeited by Delgado and shall be, and shall be deemed, transferred to the Corporation without additional consideration therefor. For purposes hereof, “Serious Cause” shall mean felony indictment or conviction, indictment or conviction for a crime involving moral turpitude, theft, or dishonesty, breach of fiduciary duty to the Corporation, intentional disclosure of trade secrets or other confidential or proprietary information of a material nature detrimental to the Corporation.

          (ii) In the event Delgado’s employment with the Corporation is terminated by the Corporation for Cause (as defined below), other than Serious Cause (which is addressed in paragraph (i) above), is terminated by Delgado, or is terminated by reason of death or disability of Delgado, all unvested Delgado Shares shall be forfeited by Delgado and shall be, and shall be deemed, transferred to the Corporation without additional consideration therefor. For purposes of paragraph (i) above and this paragraph (ii), Delgado appoints and authorizes the Corporation as her attorney-in-fact, coupled with an interest, to complete the transfer of forfeited Delgado Shares as contemplated above. For purposes hereof, “Cause” shall mean (1) the occurrence of any act or omission by Delgado constituting fraud, gross negligence, or malfeasance materially detrimental to the Corporation; (2) Delgado’s failure to meet the reasonable expectations of the Corporation’s Board of Directors in the performance of duties and responsibilities reasonably assigned to her or in connection with the Corporation’s attainment of financial performance goals, as determined by IHEC’s Board of Directors, which financial goals (A) shall take into account factors which shall include, but not be limited to, the original financial projections for the Corporation, the Corporation’s market conditions, and the performance of the Corporation’s competitors, and (B) shall be determined in such a manner as to be reasonably obtainable by the Corporation, adjusted in order to reflect factors beyond the reasonable control of Delgado; or (3) a material breach by Delgado of any term or condition of this Agreement. “Cause” shall not exist hereunder unless and until Delgado shall have been given at least sixty (60) days written notice of the occurrence of the relevant act or omission or her failure to meet reasonable expectations of the Corporation’s Board of Directors. During this sixty (60) day notice period, Delgado shall be given an opportunity to cure and/or correct any deficiencies or concerns noted by the Corporation’s Board of Directors. The notice period may be extended by the Corporation’s Board of Directors.

          (iii) In the event Delgado’s employment with the Corporation is terminated by the Corporation without Serious Cause and without Cause, all unvested Delgado Shares shall become vested.

          (iv) In the event of a Change in Control (as defined below) of Irwin Financial, all unvested Delgado Shares shall become vested. For purposes hereof, “Change in Control” shall mean the occurrence of any of the following: (A) any person (other than an existing shareholder or group of shareholders of Irwin Financial, an affiliate of Irwin Financial, Irwin Financial, or an employee benefit plan established or maintained by Irwin Financial) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended [the “Exchange Act"]) of securities of Irwin Financial or the Corporation, as the case may be, representing more than fifty percent (50%) of the combined voting power of Irwin Financial’s or the Corporation’s, as the case may be, then outstanding securities, or (B) upon approval by Irwin Financial’s or the Corporation’s, as the case may be, shareholders of (1) a merger or consolidation of Irwin Financial or the Corporation, as the case may be, with a non-affiliate in which the non-affiliate is the survivor (2) a sale of all or substantially all of the assets of Irwin Financial or the Corporation, as the case may be, (other than to an affiliate), or (3) a plan of liquidation or dissolution of Irwin Financial or the Corporation, as the case may be.

          (v) In the event of the death or disability of Delgado, to the extent that less than fifty percent (50%) of the Delgado Shares have already then vested, that number of Delgado Shares shall vest as is necessary to result in an aggregate of fifty percent (50%) of the Delgado Shares constituting vested Delgado Shares.

     (c) Vesting of Any Substituted Securities. For purposes hereof, shares of capital stock or other securities of the Corporation or any successor or assign which are issued in respect of, in exchange for or in substitution of Delgado Shares by reason of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, exchange or consolidation shall be deemed vested in the same proportion as the underlying Shares on which such shares of capital stock or other securities were issued are deemed vested. Such shares of capital stock or other securities issued in respect of, in exchange for or in substitution of Delgado Shares which have not vested shall thereafter vest in the same manner as such underlying Delgado Shares on which such shares or other securities would have vested, except as provided in paragraph (b), above.

     (d) Put Right Upon Certain Events. In the event Delgado’s employment with the Corporation is terminated by the Corporation without Serious Cause or without Cause, or in the event of the death or disability of Delgado, Delgado (or her legal representative, as the case may be) shall be entitled to exercise the Put provided for in Section 3.01.

     Section 1.03. Payment of Certain Taxes Upon Issuance of Shares. The Corporation agrees to pay any federal or state income tax liability incurred by Delgado in respect of (a) the issuance to her of the Delgado Shares; (b) the issuance of any shares to Delgado pursuant to Section 4.02; and (c) the payment to be provided under this Section 1.03. Delgado agrees to make an election under Internal Revenue Code Section 83(b) within 30 days of the issuance of the Delgado Shares with respect to the treatment and valuation for income tax purposes of the issuance of the Delgado Shares, and at the Corporation’s request, to make any available similar election for applicable state income tax purposes.

ARTICLE II

Repurchase

     Section 2.01. Call Right.

     (a) Call Exercise and Purchase. The Corporation shall have the right (“Call”) to repurchase the Shares from Delgado (or her legal representative) for the “Repurchase Price” (as defined below) any time after December 22, 2004. The Call shall be exercisable at any time by delivery of written notice (the “Call Notice”) to Delgado. The date of exercise of the Call shall be the “Effective Date.” In the event that the Corporation exercises its Call, the purchase price (“Repurchase Price”) for each Delgado Share to be purchased pursuant to the Call Notice shall be equal to the “Fair Market Value” thereof as defined and to be determined in accordance with Section 2.02 hereof, plus interest thereon from the Effective Date at the national prime rate as reported in The Wall Street Journal as of the Effective Date (the “National Prime Rate”). The Repurchase Price shall be increased or decreased appropriately, without duplication, to reflect any distribution of shares of Common Stock or other securities of the Corporation or any successor or assign of the Corporation which is made following the Effective Date in respect of, in exchange for or in substitution of such Shares by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination, merger, share exchange or consolidation.

     Section 2.02. Determination of Fair Market Value.

     (a) Initial Valuation. As used herein, the “Fair Market Value” of a Delgado Share shall be determined in accordance with the provisions of this Section 2.02 (with the date such Fair Market Value is finally determined hereunder being referred to herein as the “Valuation Date”).

i. The board of directors of the Corporation (“Board” or “Board of Directors”) shall determine the Fair Market Value of each Delgado Share as of the Effective Date (“Initial Valuation”), which Initial Valuation may, but need not, be based on the opinion of an independent appraiser engaged by the Corporation upon authorization by the Board.

ii. All costs incurred in connection with the Initial Valuation shall be borne by the Corporation. The Initial Valuation shall be set forth in a written notice (the “Valuation Notice”) delivered by the Corporation to Delgado (or her legal representative) as soon as practicable following the Board’s receipt of the independent appraiser’s opinion, if any, with respect to the value of the Delgado Shares, but in any event within 60 days following the Effective Date or the Exercise Date, as the case may be.

iii. If Delgado (or her legal representative) shall not have disputed the Initial Valuation by delivery of a written notice of said dispute to the Corporation within 20 days after the Corporation’s delivery of the Valuation Notice, the Initial Valuation shall be binding upon the parties as the Fair Market Value.

     (b) Second Appraisal. In the event that Delgado (or her legal representative) shall dispute the Initial Valuation within such 20-day period, Delgado (or her legal representative) shall, at her sole expense, retain a qualified appraiser (the “Second Appraiser”) of her own choosing to make a second appraisal (the “Second Appraisal”) of the Fair Market Value of each Delgado Share. Any Second Appraisal shall, in any event, be completed within 30 days following delivery of the original Valuation Notice.

i. If the Second Appraisal is less than the Initial Valuation, the Initial Valuation shall be binding upon the parties.

ii. If the Second Appraisal exceeds the Initial Valuation by an amount not greater than 10 percent of the Initial Valuation, the Fair Market Value of each Delgado Share shall be the average of the Initial Valuation and the Second Appraisal.

     (c) Third Appraisal. In the event that the Second Appraisal exceeds the Initial Valuation by an amount greater than 10 percent of the Initial Valuation, the Board and the Second Appraiser shall act in good faith to select a third appraiser who shall conduct a third appraisal (the “Third Appraisal”). Any Third Appraisal shall, in any event, be completed within 20 days following delivery to the Corporation of the Second Appraisal.

i. The Third Appraisal shall be final and binding upon the parties.

ii. If the Third Appraisal of the Fair Market Value of each Delgado Share determines an amount which is closer to the amount determined by the Second Appraisal than to the amount determined by the Initial Valuation, then the Corporation shall reimburse Delgado for the cost of the Second Appraisal.

     All costs with respect to the fees and expenses paid or payable to the appraiser that issues the Third Appraisal shall be shared equally by the Corporation and Delgado (or her legal representative). All other costs incurred in connection with the Third Appraisal shall be borne by the party incurring such costs.

     (d) Line of Business Components. In determining “Fair Market Value” of the Delgado Shares hereunder, all appraisers shall take into account, but without duplication, the internally prepared income statement and balance sheet for the Home Equity Business Segment, presented on a consolidated basis up through the end of the month immediately preceding the Effective Date or the Exercise Date, as the case may be. The appraisers shall also take into account the factors described in Section 2.02(h) below.

     (e) Other Bank Assets. The parties recognize and understand that the balance sheet for the Home Equity Business Segment shall not include assets of IUBT other than those assets employed exclusively in the Home Equity Line of Business Segment, and in any event shall not include pro rata portions or allocations among IUBT’s various other business segments of IUBT assets. The parties acknowledge that the Home Equity Business Segment shall not include programs not administered in conjunction with the Corporation.

     (f) Cooperation and Disclosure. The Corporation and Delgado each agree to make available to the other and to the relevant appraisers the information used to analyze and develop Fair Market Value in connection with the Initial Valuation and any decision by Delgado on whether or not to dispute the same.

     (g) Compliance; No Ownership in Other Entities. Notwithstanding anything in this Agreement to the contrary, (i) under no circumstances shall the Corporation, Irwin Financial or IUBT be obligated to do anything that would cause a violation of any Federal, state or local laws, including without limitation any banking laws, and (ii) Delgado shall have no ownership interest in IUBT or Irwin Financial, or rights as against IUBT (it being understood that the foregoing provision shall not preclude Delgado from owning shares, or options to acquire shares, of common stock of Irwin Financial).

     (h) Parties’ Intent Concerning Valuation Principles. The parties agree that it is the intent and purpose of this Section 2.02 that the “Fair Market Value” be determined in accordance with Revenue Ruling 59-60, a copy of which is attached hereto as Exhibit A, and the appraisers shall take into account the various factors set forth in Section 4 of Revenue Ruling 59-60; provided, however, that such factors shall not have the effect of altering or removing the consideration of the financial statements described in Section 3.03(d) above or other valuation principles described in this Section 3.03. The calculation of the aggregate Fair Market Value of all issued and outstanding shares of Common Stock shall include and reflect, after taking into account all liabilities of the Home Equity Business Segment (including any inter-company debt owed to Irwin Financial or any affiliate thereof) and the liquidation preference and preferential dividend rights of shares of Preferred Stock, only the value of the shares of Common Stock, and shall not include or reflect any value of Preferred Stock or any other investments made in the Home Equity Business Segment by Irwin Financial or any affiliate thereof (the Preferred Stock and such other investments being referred to herein as “Irwin Investments”).

It is not the intent of the parties that five percent (5%) of the Irwin Investments inure to Delgado.

     (i) Special Valuation Rules. In determining Fair Market Value of a Delgado Share, the following rules will be applied:

i. the Fair Market Value per share of Common Stock will be equal to the quotient obtained when the aggregate Fair Market Value of all of the issued and outstanding shares of Common Stock is divided by the aggregate number of such issued and outstanding shares of Common Stock;

ii. there will be deemed to have been no cost of capital charged or assigned to the Home Equity Business Segment on account of any Irwin Investments treated as contributions made in exchange for Common Stock or Preferred Stock;

iii. allocations of the overhead of Irwin Financial or IUBT to the Home Equity Business Segment may only be made in a manner that is consistent with historical charges and only in a manner that is consistently applied among the business units and subsidiaries of Irwin Financial; and

iv. any consideration of a control premium will be applied proportionately to all issued and outstanding shares of Common Stock of the Corporation.

     (j) Treatment of Affiliate Transactions. In determining Fair Market Value of a Delgado Share, any transaction between the Corporation, Residual Holdings, or Residual Holdings II, on the one hand, and Irwin Financial or affiliates of Irwin Financial, on the other hand, will be based upon the manner booked by the relevant entities, or on the basis of arms’ length transactions, whichever would be more favorable to the Corporation, Residual Holdings or Residual Holdings II, as the case may be; provided, however, that the parties acknowledge that some transactions may not have comparable arms’ length transactions available, in which case such value shall be based upon the manner booked by Irwin Financial or such other Irwin Financial affiliates to the extent reasonable.

     (k) Attributes of Delgado Shares. Delgado, the Corporation and Irwin Financial acknowledge and agree that the attributes of the Delgado Shares described in this Section 2.02 are considered inherent attributes of the Delgado Shares and are intended to be treated as part of the Delgado Shares as one security. The parties may from time to time in the future agree that the Corporation may substitute new certificates documenting shares in the Corporation containing the same rights as the Delgado Shares.

     Section 2.03. Call Closing. The closing (“Call Closing”) of the purchase and sale of the Shares pursuant to a Call will take place on a date selected by the Corporation, which date will not be later than the 30th day following the Valuation Date unless the parties mutually agree otherwise, but shall in any case be no later than the 90th day following the Valuation Date. The parties shall use their best efforts to complete the entire valuation and closing process within the designated period. During any period of determination of Fair Market Value, the parties agree to use their best efforts to carry on the operations of the Home Equity Business Segment in the normal course. At the Call Closing, Delgado (or her legal representative) will tender all the Shares subject to the Call to the Corporation, and the Corporation will pay the Call Price for all such Shares by cashier’s or certified check or by wire transfer of immediately available funds payable to Shareholder (or his legal representative).

ARTICLE III

Delgado Put Right

     Section 3.01. Put. Delgado will have the right (“Put”), exercisable by delivery of written notice (“Put Notice”) to the Corporation (i) upon a Change in Control occurring after October 1, 1999 or (ii) at any time after December 22, 2004, to require the Corporation to purchase for the Put Price (as defined in Section 3.02 below) all (but not less than all) of the Delgado Shares which are then fully vested. The date on which the Put Notice is delivered to the Corporation shall be referred to as the “Exercise Date.”

     Section 3.02. Determination of Put Price. The “Put Price” of each Delgado Share to be repurchased by the Corporation pursuant to the Put Notice shall be an amount equal to the “Fair Market Value” thereof as defined and determined in accordance with Section 2.02 hereof (with the “Effective Date” for purposes thereof being the Exercise Date), plus interest from the Exercise Date at the National Prime Rate. The Put Price for any Shares to be purchased pursuant to the Put, shall be increased or decreased appropriately, without duplication, to reflect any distribution of shares of Common Stock or other securities of the Corporation or any successor or assign of the Corporation which is made following the Exercise Date in respect of, in exchange for or in substitution of such Shares by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination, merger, share exchange or consolidation. Delgado shall have the right, upon request, to have an internal determination of Fair Market Value made by the Corporation’s Board of Directors, which right may not be exercised more frequently than annually (it being understood that any such determination shall be binding only as of the date such determination is made).

     Section 3.03. Put Closing. The closing (“Put Closing”) of the purchase and sale of the Delgado Shares pursuant to a Put will take place on a date selected by the Corporation, which will not be later than the 30th day following the Valuation Date (as that term is defined in Section 2.02) unless the parties agree otherwise, but shall in any case be no later than the 90th day following the Valuation Date. The parties shall use their best efforts to complete the entire valuation and closing process within the designated period. During any period of determination of Fair Market Value, the parties agree to use their best efforts to carry on the operations of the Home Equity Business Segment in the normal course. At the Put Closing, Delgado (or her legal representative) will tender all the Delgado Shares subject to the Put to the Corporation and the Corporation will pay the Put Price for all such Delgado Shares by cashier’s or certified check or by wire transfer of immediately available funds payable to Delgado (or her legal representative).

ARTICLE IV

Co-Sale and Anti-Dilution Rights

     Section 4.01. Co-Sale Rights.

     (a) Prior to any transfer of Shares by Irwin Financial, Irwin Financial shall first notify Delgado in writing at least 30 days in advance of the intended transfer. The notice shall contain all of the terms of the transfer, including, without limitation, the name and address of the prospective transferee, the purchase price and other terms and conditions of payment (or the minimum purchase price or basis for determining the minimum purchase price and minimum acceptable other terms and conditions), the date on or about which the transfer is to be made, the number of shares of Common Stock or Preferred Stock to be transferred, and the percentage of Irwin Financial’s total holdings of Shares that those Shares represent (the “Irwin Notice”).

     (b) Within ten business days after receipt of the Irwin Notice, Delgado may notify Irwin Financial (“Delgado Notice”) that Delgado will either (i) purchase her vested pro rata share (as provided in paragraph (c) below) of Irwin Financial’s Shares to be subject to the prospective transfer on the terms and conditions set forth in the Irwin Notice, or (ii) transfer to either the buyer named in the Irwin Notice or to Irwin Financial, the number of Delgado Shares that is equal to her pro rata share (as provided in paragraph (c) below) of the number of Shares of Irwin Financial’s Shares that are subject to the prospective transfer, in each case on the same terms and conditions as set forth in the Irwin Notice.

     (c) With respect to any Irwin Notice Delgado receives under this Section 4.01, unless Irwin Financial otherwise agrees, the maximum number of Delgado Shares that Delgado shall be entitled to purchase or sell under Paragraph (b) of this Section 4.01 shall be equal to the total number of Shares that Irwin Financial has agreed to sell, multiplied by the percentage that Delgado’s holdings of Common Stock bears to the total number of shares of Common Stock (assuming conversion at the then applicable conversion rate or rates of any Preferred Stock and other convertible securities, warrants, rights, or options held by all holders thereof) then outstanding.

     (d) If Delgado exercises her rights under paragraph (b)(ii) of this Section 4.01, Irwin Financial shall either assign that portion of its interest in the agreement of transfer as Delgado is then entitled to and requests in the Delgado Notice (the assignment shall be in form and substance reasonably satisfactory to Delgado), or, at Delgado’s option and demand, Irwin Financial shall acquire, under the same terms and conditions as set forth in the Irwin Notice, all or any part of the Delgado Shares that Delgado would have been authorized to transfer under the provisions of this Section 4.01; provided, however, that Irwin Financial shall not be required to purchase any such Delgado Shares from Delgado under this Section 4.01 if the proposed transfer to the prospective transferee fails to be consummated.

     (e) After compliance with the provisions of this Section 4.01, Irwin Financial may transfer its Shares, but only to the transferee designated in the Irwin Notice, at the time, at the price, and on the same terms and conditions as those contained in the Irwin Notice. The Delgado Notice pursuant to this Section 4.01, when taken together with the Irwin Notice, shall constitute a legal, valid, binding, and enforceable agreement between Irwin Financial and Delgado on the terms and conditions set forth therein. References to “Irwin Financial” in this Section 4.01 shall be deemed to include both Irwin Financial and any of its affiliates who hold shares of the Corporation from time to time, including without limitation IUBT. Notwithstanding anything herein to the contrary, this Section 4.01 shall not apply to any transfer of shares of Common Stock or Preferred Stock by Irwin Financial to any of its affiliates.

     Section 4.02. Anti-Dilution Rights. In the event the Corporation shall (i) pay a dividend with respect to its capital stock in shares of Common Stock or securities convertible into Common Stock, (ii) subdivide its outstanding shares of Common Stock or securities convertible into Common Stock, (iii) combine its outstanding shares of capital stock into a smaller number of shares of any class of capital stock (iv) issue any shares of its capital stock in a reclassification of the capital stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the continuing corporation) or (v) otherwise issue any shares of Common Stock or securities convertible into

Common Stock with or without consideration therefor (any one of which actions is herein referred to as an “Adjustment Event”), the number of shares of capital stock held by Delgado immediately prior to the record date for such Adjustment Event shall be adjusted so that Delgado shall thereafter be entitled to receive the number of shares of Common Stock as is necessary to avoid dilution of Delgado’s percentage ownership of Common Stock from that existing immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 4.02 shall become effective immediately after the effective date of such Adjustment Event, retroactive to the record date, if any, for such Adjustment Event.

ARTICLE V

Certain Representations, Acknowledgments and Covenants

     Section 5.01. Subscriber Representation. Delgado represents and warrants to the Corporation in connection with the issuance of the Delgado Shares to her, as follows:

     (a) She is acquiring the Delgado Shares pursuant to the terms and conditions of this Agreement for investment only, for her own account and not with a view to the distribution or resale thereof.

     (b) She understands that the transferability of the Delgado Shares is severely limited and that the Delgado Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state or other securities laws and therefore cannot be offered or sold unless they are subsequently registered under applicable securities acts or if an exemption from registration is available.

     (c) She agrees that the Delgado Shares purchased will not be sold without registration under the 1933 Act and any applicable state securities law, or otherwise upon reliance on an exemption from registration or qualification in compliance with applicable federal and state securities laws.

     (d) She is a resident of the State of California.

     (e) No commission or other remuneration shall be paid to any person in connection with the issuance of the Shares.

     (f) She has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of investment in the Delgado Shares. Further, as a result of her active involvement in the organization of the Corporation and as one of its initial directors and officers, she has had access to and has actual knowledge of all of the material facts concerning the Shares, the Delgado Shares, the Corporation and the operations of the Corporation.

     (g) The Corporation has made available to her the opportunity to ask questions and receive answers from its officers concerning the Corporation, the operations of the Corporation, the Shares and the Delgado Shares. She has had the opportunity to consult with her legal counsel and tax advisor in connection with issuance of the Delgado Shares to her and the matters set forth in or contemplated by this Agreement.

     (h) The execution, delivery and performance of this Agreement by her, and the transactions contemplated hereby, does not violate, breach or constitute default under any agreement or contract to which she is a party.

     Section 5.02. Legend on Stock Certificate. Delgado understands and agrees that certificates for the Delgado Shares shall be imprinted with a conspicuous legend in substantially the following form:

“The common shares represented by this certificate have not been registered under the federal Securities Act of 1933 or any state securities law. These shares may not be sold, transferred, pledged or hypothecated unless first registered under such laws, or unless the Corporation has received an opinion of counsel satisfactory to it that registration under such laws is not required. The sale, transfer, pledge and hypothecation, and the voting, of the common shares represented by this certificate is restricted, and such shares are subject to certain options, under the terms of a Shareholder Agreement among the Corporation and certain shareholders, a copy of which is on file in the office of the Corporation.”

The Corporation may issue stop transfer instructions to its transfer agent (if any) or make a notation to such effect on its appropriate records.

     Section 5.03. Irwin Financial Guarantee. Irwin Financial hereby guarantees the performance of all financial obligations to Delgado set forth in this Agreement.

     Section 5.04. Certain Capital Contributions. Irwin Financial hereby agrees that to the extent any dividends or distributions of equity are made by the Home Equity Business Segment out of funds held by IUBT within such business segment, and such dividends or distributions are in excess of or are made subsequent to repayment in full of all capital contributed thereto by Irwin Financial or any of its affiliates (including without limitation other business segments of IUBT), Irwin Financial shall make or cause to be made a corresponding contribution to the capital of the Corporation to be accounted for as Common Stock, without dilution to Delgado.

     Section 5.05. Certain Inter-Company Payments. Irwin Financial shall cause any and all amounts paid from time to time by Residual Holdings or Residual Holdings II to Irwin Financial that are attributable to income from the residual assets held by Residual Holdings, Residual Holdings II and/or their respective subsidiaries (i) to be first applied toward the redemption of outstanding shares of Preferred Stock and the repayment of any inter-company loans from Irwin Financial, and (ii) then, after all outstanding shares of Preferred Stock have been redeemed and any such inter-company loans from Irwin Financial have been repaid, to be treated for all purposes as an inter-company advance by Residual Holdings or Residual Holdings II, as the case may be, to Irwin Financial (and not as a dividend or other distribution paid in respect of Irwin Financial’s equity interest in Residual Holdings or Residual Holdings II, as the case may be). Any such amounts treated as such an advance to Irwin Financial shall bear interest at a rate to be determined by formula based on Irwin Financial’s marginal cost of funds from time to time, and shall be evidenced and accounted for on the books of Irwin Financial, Residual Holdings and/or Residual Holdings II, as the case may be, as an inter-company payable or an inter-company receivable, as appropriate.

ARTICLE VI

Miscellaneous

     Section 6.01. Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement. Delgado hereby appoints Irwin Financial as Delgado’s attorney-in-fact, coupled with an interest, with full power and authority to sign and deliver all certificates and share transfer instruments which may be required in connection with a transfer of Delgado Shares under this Agreement. This appointment is irrevocable while Delgado owns Delgado Shares but will lapse automatically as soon as Delgado ceases to own Delgado Shares.

     Section 6.02. Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Agreement shall be in writing, and if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) a party may designate for itself by like notice):

          If to the Corporation:

Irwin Home Equity Corporation 500 Washington Street Columbus, Indiana 47201 Attention: Thomas D. Washburn

          If to Delgado:

Elena Delgado 26 Maplewood Drive Danville, CA 94506

          If to Irwin Financial:

Irwin Financial Corporation

500 Washington Street Columbus, Indiana 47201 Attention: Thomas D. Washburn

     Section 6.03. Amendments. This Agreement may be amended only by a written agreement executed by each of the parties hereto.

     Section 6.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

     Section 6.05. Entire Agreement. This Agreement, together with the Related Agreement, constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and thereof and supersedes any and all prior agreements, whether written or oral, relating hereto or thereto.

     Section 6.06. Recapitalizations or Exchanges Affecting the Corporation’s Capital Stock. The provisions of this Agreement shall apply to any and all shares of capital stock or other securities of the Corporation or any successor or assign of the Corporation, which may be issued in respect of, in exchange for or in substitution of, the Shares by reason of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, and such shares or other securities shall be encompassed within the term “Shares” for purposes of this Agreement.

     Section 6.07. Successors and Assigns. Each of the Corporation and Irwin Financial may assign with absolute discretion any or all of its rights (but not its obligations) under this Agreement to any of its affiliates, successors and/or assigns and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of the Corporation in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto except as provided herein. Without limiting the foregoing, the Corporation may assign the Call and/or the right to perform under the Put provided for in this Agreement, respectively, to any of its affiliates, successors and/or assigns. Delgado may not assign any or all of her rights and/or obligations and/or delegate any or all of her duties under this Agreement (other than as expressly permitted hereby) without the prior written consent of the Corporation. Upon an assignment of any or all of Delgado’s rights and/or obligations and/or a delegation of any or all of its duties under this Agreement, in any such case in accordance with the terms of this Agreement, this Agreement shall inure to the benefit of, and be binding upon, Delgado’s respective legal representatives, successors and/or assigns in the same manner and to the same extent as if such legal representatives, successors and/or assigns were original parties hereto.

     Section 6.08. No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed to be a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     Section 6.09. Severability. Should any clause, portion, or paragraph of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement. Should any particular provision or restriction, including, but not limited to, the covenants and restrictions set forth in any exhibit hereto, be held to be unreasonable or unenforceable for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by such covenants and restrictions, then such covenants or restrictions shall be given effect and enforced to whatever extent would be reasonable and enforceable.

     Section 6.10. Headings. Introductory headings at the beginning of each section and subsection of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section or subsection of this Agreement.

     Section 6.11. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Agreement.

     Section 6.12. Days. A “day” means a calendar day, except where otherwise specified. If the day upon which any act or event is to occur under this Agreement falls on a Saturday, Sunday or other day on which banks in the State of Indiana or the State of California are closed, the action or event shall occur on the following day.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth opposite their respective signatures.

CORPORATION:

IRWIN HOME EQUITY CORPORATION

Date: December 22, 2004	By:	/s/ Thomas D. Washburn

	Printed:	Thomas D. Washburn
	Title:	Chairman

Date: December 22, 2004	By:	/s/ Matthew F. Souza

	Printed:	Matthew F. Souza
	Title:	Secretary

IRWIN FINANCIAL:

IRWIN FINANCIAL CORPORATION

Date: December 22, 2004	By:	/s/ Gregory F. Ehlinger

	Printed:	Gregory F. Ehlinger
	Title:	Senior Vice President/CFO

Date: December 22, 2004	By:	/s/ Matthew F. Souza

	Printed:	Matthew F. Souza
	Title:	Senior Vice President/Secretary

SHAREHOLDER:

Date: December 22, 2004	/s/ Elena Delgado

Printed: Elena Delgado
Address: 26 Maplewood Drive
Danville, CA 94506

STATE OF INDIANA	) )	SS:
COUNTY OF BARTHOLOMEW	)

     Before me, a Notary Public, in and for said County and State, personally appeared Thomas D. Washburn on behalf of Irwin Home Equity Corporation and acknowledged the execution of the foregoing Shareholder Agreement.

     Dated this 22 of December, 2004.

Signature:	/s/ Billie L. Meents

Printed:	Billie L. Meents
Notary Public

My Commission Expires: June 25, 2009
County of Residence: Bartholomew

[SEAL]

STATE OF INDIANA	) )	SS:
COUNTY OF BARTHOLOMEW	)

     Before me, a Notary Public, in and for said County and State, personally appeared Matthew F. Souza on behalf of Irwin Home Equity Corporation and acknowledged the execution of the foregoing Shareholder Agreement.

     Dated this 22 of December, 2004.

Signature:	/s/ Billie L. Meents

Printed:	Billie L. Meents
Notary Public

My Commission Expires: June 25, 2009
County of Residence: Bartholomew

[SEAL]

STATE OF INDIANA	) )	SS:
COUNTY OF BARTHOLOMEW	)

     Before me, a Notary Public, in and for said County and State, personally appeared Gregory F. Ehlinger on behalf of Irwin Financial Corporation and acknowledged the execution of the foregoing Shareholder Agreement.

     Dated this 22 of December, 2004.

Signature:	/s/ Billie L. Meents

Printed:	Billie L. Meents
Notary Public

My Commission Expires: June 25, 2009
County of Residence: Bartholomew

[SEAL]

STATE OF INDIANA	)
	)	SS:
COUNTY OF BARTHOLOMEW	)

     Before me, a Notary Public, in and for said County and State, personally appeared Matthew F. Souza on behalf of Irwin Financial Corporation and acknowledged the execution of the foregoing Shareholder Agreement.

     Dated this 22 of December, 2004.

Signature:	/s/ Billie L. Meents

Printed:	Billie L. Meents
Notary Public

My Commission Expires: June 25, 2009
County of Residence: Bartholomew

[SEAL]

STATE OF CALIFORNIA	)
	)	SS:
COUNTY OF CONTRA COSTA	)

     Before me, a Notary Public, in and for said County and State, personally appeared Elena Delgado (Shareholder), and acknowledged the execution of the foregoing Shareholder Agreement.

     Dated this 22 of December, 2004.

Signature:	/s/ Susan Rhoades

Printed:	Susan Rhoades
Notary Public

My Commission Expires: January 13, 2006
County of Residence: Contra Costa

[SEAL]